Exhibit 23.1

                        [LETTERHEAD OF DELOITTE & TOUCHE]





                         Consent of Independent Auditors
                         -------------------------------



To Fiat S.p.A.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for 6,100,000 shares of Common Stock (par value 5 Euro) pertaining to the Stock Option Plan of Fiat S.p.A. and certain of its subsidiaries, of our report dated April 9, 2002 with respect to the consolidated financial statements of Fiat S.p.A., which appears on pages F1 to F2 to the Annual Report on Form 20-F for the year ended December 31, 2001.



DEOITTE & TOUCHE ITALIA S.P.A.
(formerly Arthur Andersen SpA)



/s/ Colin Johnston
------------------
Colin Johnston - Partner



Turin, Italy,
February 13, 2003